EXHIBIT 99.1

Brookline Bancorp Announces First Quarter Results

Net Income of $19.1 million, EPS of $0.21

Operating Earnings of $20.0 million, Operating EPS of $0.22

Quarterly Dividend of $0.135

BOSTON, April 23, 2025 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $19.1 million, or $0.21 per basic and diluted share, for the first quarter of 2025, compared to net income of $17.5 million, or $0.20 per basic and diluted share, for the fourth quarter of 2024, and $14.7 million, or $0.16 per basic and diluted share, for the first quarter of 2024. The Company reported operating earnings after tax (non-GAAP) of $20.0 million, or $0.22 per basic and diluted share, for the first quarter of 2025, compared to operating earnings after tax (non-GAAP) of $20.7 million, or $0.23 per basic and diluted share, for the fourth quarter of 2024, and $14.7 million, or $0.16 per basic and diluted share, for the first quarter of 2024.

Commenting on the first quarter’s performance, Mr. Perrault stated, “We are pleased to report solid earnings for the first quarter of the year. Despite external economic headwinds, our bankers continue to perform well and grow deposits. The contraction in our loan portfolios is intentional as we reduce our commercial real estate exposure while increasing our participation in the C&I markets.”

BALANCE SHEET

Total assets at March 31, 2025 were $11.5 billion, representing a decrease of $385.5 million from $11.9 billion at December 31, 2024, primarily driven by a reduction of cash and cash equivalents and loans and leases. Total assets decreased $22.9 million from March 31, 2024.

At March 31, 2025, total loans and leases were $9.6 billion, representing a decrease of $136.6 million from December 31, 2024, and a decrease of $12.4 million from March 31, 2024.

Total investment securities at March 31, 2025 decreased $12.7 million to $882.4 million from $895.0 million at December 31, 2024, and increased $16.6 million from $865.8 million at March 31, 2024. Total cash and cash equivalents at March 31, 2025 decreased $186.1 million to $357.5 million from $543.7 million at December 31, 2024, and increased $55.7 million from $301.9 million at March 31, 2024. As of March 31, 2025, total investment securities and total cash and cash equivalents represented 10.8 percent of total assets, compared to 12.1 percent and 10.1 percent as of December 31, 2024 and March 31, 2024, respectively.

Total deposits at March 31, 2025 increased $9.8 million to $8.9 billion from December 31, 2024, primarily driven by an increase of $113.8 million in customer deposits partially offset by a decline of $104.0 million in brokered deposits. Total deposits increased $192.8 million from $8.7 billion at March 31, 2024, primarily driven by an increase of $398.8 million in customer deposits partially offset by a decline of $206.0 million in brokered deposits.

Total borrowed funds at March 31, 2025 decreased $364.0 million to $1.2 billion from December 31, 2024, and decreased $206.1 million from $1.4 billion at March 31, 2024.

The ratio of stockholders’ equity to total assets was 10.77 percent at March 31, 2025, as compared to 10.26 percent at December 31, 2024, and 10.35 percent at March 31, 2024. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 8.73 percent at March 31, 2025, as compared to 8.27 percent at December 31, 2024, and 8.25 percent at March 31, 2024. Tangible book value per common share (non-GAAP) increased $0.22 from $10.81 at December 31, 2024 to $11.03 at March 31, 2025, and increased $0.56 from $10.47 at March 31, 2024.

NET INTEREST INCOME

Net interest income increased $0.8 million to $85.8 million during the first quarter of 2025 from $85.0 million for the quarter ended December 31, 2024. The net interest margin increased 10 basis points to 3.22 percent for the three months ended March 31, 2025 from 3.12 percent for the three months ended December 31, 2024, primarily driven by lower funding costs partially offset by lower yields on loans and leases.

NON-INTEREST INCOME

Total non-interest income for the quarter ended March 31, 2025 decreased $0.9 million to $5.7 million from $6.6 million for the quarter ended December 31, 2024. The decrease was primarily driven by a decline of $1.0 million in loan level derivative income, net.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $6.0 million for the quarter ended March 31, 2025, compared to $4.1 million for the quarter ended December 31, 2024. The increase in provision was largely driven by deterioration in a single commercial credit that required a specific reserve.

Total net charge-offs for the first quarter of 2025 were $7.6 million, compared to $7.3 million in the fourth quarter of 2024. The $7.6 million in net charge-offs was driven by one large $7.1 million charge-off in commercial loans, the majority of which was previously reserved for. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis increased to 31 basis points for the first quarter of 2025 from 30 basis points for the fourth quarter of 2024.

The allowance for loan and lease losses represented 1.29 percent of total loans and leases at March 31, 2025, compared to 1.28 percent at December 31, 2024, and 1.24 percent at March 31, 2024.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.65 percent at March 31, 2025, a decrease from 0.71 percent at December 31, 2024. Total nonaccrual loans and leases decreased $6.2 million to $63.1 million at March 31, 2025 from $69.3 million at December 31, 2024. The ratio of nonperforming assets to total assets was 0.56 percent at March 31, 2025, a decrease from 0.59 percent at December 31, 2024. Total nonperforming assets decreased $6.4 million to $64.0 million at March 31, 2025 from $70.5 million at December 31, 2024.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2025 decreased $3.7 million to $60.0 million from $63.7 million for the quarter ended December 31, 2024. The decrease was primarily driven by a decrease of $2.4 million in merger and acquisition expense related to the previously announced proposed merger of the Company with Berkshire Hills Bancorp, Inc. ("Berkshire"), and a decrease of $1.3 million in compensation and employee benefits expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 25.0 percent for the three months ended March 31, 2025 compared to 26.4 percent for the three months ended December 31, 2024 and 24.7 percent for the three months ended March 31, 2024.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 0.66 percent during the first quarter 2025 from 0.61 percent for the fourth quarter of 2024.

The annualized return on average stockholders' equity increased to 6.19 percent during the first quarter of 2025 from 5.69 percent for the fourth quarter of 2024. The annualized return on average tangible stockholders’ equity (non-GAAP) increased to 7.82 percent for the first quarter of 2025 from 7.21 percent for the fourth quarter of 2024.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.135 per share for the quarter ended March 31, 2025. The dividend will be paid on May 23, 2025 to stockholders of record on May 9, 2025.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, April 24, 2025 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://events.q4inc.com/attendee/955891780. To listen to the call without access to the slides, interested parties may dial 833-470-1428 (United States) or 404-975-4839 (internationally) and ask for the Brookline Bancorp, Inc. conference call (Access Code 941481). A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 866-813-9403 (United States) or 929-458-6194 (internationally) and entering the passcode:324302.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $11.5 billion in assets and branch locations in Massachusetts, Rhode Island, and the Lower Hudson Valley of New York State, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and PCSB Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England and the Lower Hudson Valley of New York State. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com and www.pcsb.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of the Company or Berkshire to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Berkshire or Company; delays in completing the proposed transaction with Berkshire; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) or stockholder approvals, or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all, including the ability of Berkshire and the Company to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the impact of certain restrictions during the pendency of the proposed transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; changes in interest rates; general economic conditions (including the impact of recently imposed tariffs by the U.S. Administration and foreign governments, inflation, and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ongoing turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings after tax, operating earnings per common share, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:
Contact:	Carl M. Carlson Brookline Bancorp, Inc. Co-President and Chief Financial and Strategy Officer (617) 425-5331 carl.carlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$85,830	$84,988	$83,008	$80,001	$81,588
Provision for credit losses on loans	5,974	4,141	4,832	5,607	7,423
Provision (recovery) of credit losses on investments	12	(104)	(172)	(39)	(44)
Non-interest income	5,660	6,587	6,348	6,396	6,284
Non-interest expense	60,022	63,719	57,948	59,184	61,014
Income before provision for income taxes	25,482	23,819	26,748	21,645	19,479
Net income	19,100	17,536	20,142	16,372	14,665

Performance Ratios:
Net interest margin (1)	3.22%	3.12%	3.07%	3.00%	3.06%
Interest-rate spread (1)	2.38%	2.35%	2.26%	2.14%	2.21%
Return on average assets (annualized)	0.66%	0.61%	0.70%	0.57%	0.51%
Return on average tangible assets (annualized) (non-GAAP)	0.68%	0.62%	0.72%	0.59%	0.53%
Return on average stockholders' equity (annualized)	6.19%	5.69%	6.63%	5.49%	4.88%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	7.82%	7.21%	8.44%	7.04%	6.26%
Efficiency ratio (2)	65.60%	69.58%	64.85%	68.50%	69.44%

Per Common Share Data:
Net income — Basic	$0.21	$0.20	$0.23	$0.18	$0.16
Net income — Diluted	0.21	0.20	0.23	0.18	0.16
Cash dividends declared	0.135	0.135	0.135	0.135	0.135
Book value per share (end of period)	13.92	13.71	13.81	13.48	13.43
Tangible book value per share (end of period) (non-GAAP)	11.03	10.81	10.89	10.53	10.47
Stock price (end of period)	10.90	11.80	10.09	8.35	9.96

Balance Sheet:
Total assets	$11,519,869	$11,905,326	$11,676,721	$11,635,292	$11,542,731
Total loans and leases	9,642,722	9,779,288	9,755,236	9,721,137	9,655,086
Total deposits	8,911,452	8,901,644	8,732,271	8,737,036	8,718,653
Total stockholders’ equity	1,240,182	1,221,939	1,230,362	1,198,480	1,194,231

Asset Quality:
Nonperforming assets	$64,021	$70,452	$72,821	$62,683	$42,489
Nonperforming assets as a percentage of total assets	0.56%	0.59%	0.62%	0.54%	0.37%
Allowance for loan and lease losses	$124,145	$125,083	$127,316	$121,750	$120,124
Allowance for loan and lease losses as a percentage of total loans and leases	1.29%	1.28%	1.31%	1.25%	1.24%
Net loan and lease charge-offs	$7,597	$7,252	$3,808	$8,387	$8,781
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.31%	0.30%	0.16%	0.35%	0.36%

Capital Ratios:
Stockholders’ equity to total assets	10.77%	10.26%	10.54%	10.30%	10.35%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.73%	8.27%	8.50%	8.23%	8.25%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$78,741	$64,673	$82,168	$60,067	$45,708
Short-term investments	278,805	478,997	325,721	283,017	256,178
Total cash and cash equivalents	357,546	543,670	407,889	343,084	301,886
Investment securities available-for-sale	882,353	895,034	855,391	856,439	865,798
Total investment securities	882,353	895,034	855,391	856,439	865,798
Allowance for investment security losses	(94)	(82)	(186)	(359)	(398)
Net investment securities	882,259	894,952	855,205	856,080	865,400
Loans and leases held-for-sale	—	—	—	—	6,717
Loans and leases:
Commercial real estate loans	5,580,982	5,716,114	5,779,290	5,782,111	5,755,239
Commercial loans and leases	2,512,912	2,506,664	2,453,038	2,443,530	2,416,904
Consumer loans	1,548,828	1,556,510	1,522,908	1,495,496	1,482,943
Total loans and leases	9,642,722	9,779,288	9,755,236	9,721,137	9,655,086
Allowance for loan and lease losses	(124,145)	(125,083)	(127,316)	(121,750)	(120,124)
Net loans and leases	9,518,577	9,654,205	9,627,920	9,599,387	9,534,962
Restricted equity securities	67,537	83,155	82,675	78,963	74,709
Premises and equipment, net of accumulated depreciation	84,439	86,781	86,925	88,378	89,707
Right-of-use asset operating leases	44,144	43,527	41,934	35,691	33,133
Deferred tax asset	52,176	56,620	50,827	60,032	60,484
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net of accumulated amortization	16,030	17,461	19,162	20,830	22,499
Other real estate owned and repossessed assets	917	1,103	1,579	1,974	1,817
Other assets	255,022	282,630	261,383	309,651	310,195
Total assets	$11,519,869	$11,905,326	$11,676,721	$11,635,292	$11,542,731
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,664,629	$1,692,394	$1,681,858	$1,638,378	$1,629,371
NOW accounts	625,492	617,246	637,374	647,370	654,748
Savings accounts	1,793,852	1,721,247	1,736,989	1,735,857	1,727,893
Money market accounts	2,183,855	2,116,360	2,041,185	2,073,557	2,065,569
Certificate of deposit accounts	1,878,665	1,885,444	1,819,353	1,718,414	1,670,147
Brokered deposit accounts	764,959	868,953	815,512	923,460	970,925
Total deposits	8,911,452	8,901,644	8,732,271	8,737,036	8,718,653
Borrowed funds:
Advances from the FHLB	957,848	1,355,926	1,345,003	1,265,079	1,150,153
Subordinated debentures and notes	84,362	84,328	84,293	84,258	84,223
Other borrowed funds	113,617	79,592	68,251	80,125	127,505
Total borrowed funds	1,155,827	1,519,846	1,497,547	1,429,462	1,361,881
Operating lease liabilities	45,330	44,785	43,266	37,102	34,235
Mortgagors’ escrow accounts	15,264	15,875	14,456	17,117	16,245
Reserve for unfunded credits	5,296	5,981	6,859	11,400	15,807
Accrued expenses and other liabilities	146,518	195,256	151,960	204,695	201,679
Total liabilities	10,279,687	10,683,387	10,446,359	10,436,812	10,348,500
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 96,998,075 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, and 96,998,075 shares issued, respectively	970	970	970	970	970
Additional paid-in capital	903,696	902,584	901,562	904,775	903,726
Retained earnings	465,898	458,943	453,555	445,560	441,285
Accumulated other comprehensive income	(42,498)	(52,882)	(38,081)	(61,693)	(60,841)
Treasury stock, at cost;
7,037,610, 7,019,384, 7,015,843, 7,373,009, and 7,354,399 shares, respectively	(87,884)	(87,676)	(87,644)	(91,132)	(90,909)
Total stockholders' equity	1,240,182	1,221,939	1,230,362	1,198,480	1,194,231
Total liabilities and stockholders' equity	$11,519,869	$11,905,326	$11,676,721	$11,635,292	$11,542,731

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$143,309	$147,436	$149,643	$145,585	$145,265
Debt securities	6,765	6,421	6,473	6,480	6,878
Restricted equity securities	1,203	1,460	1,458	1,376	1,492
Short-term investments	2,451	2,830	1,986	1,914	1,824
Total interest and dividend income	153,728	158,147	159,560	155,355	155,459
Interest expense:
Deposits	53,478	56,562	59,796	59,721	56,884
Borrowed funds	14,420	16,597	16,756	15,633	16,987
Total interest expense	67,898	73,159	76,552	75,354	73,871
Net interest income	85,830	84,988	83,008	80,001	81,588
Provision for credit losses on loans	5,974	4,141	4,832	5,607	7,423
Provision (recovery) of credit losses on investments	12	(104)	(172)	(39)	(44)
Net interest income after provision for credit losses	79,844	80,951	78,348	74,433	74,209
Non-interest income:
Deposit fees	2,361	2,297	2,353	3,001	2,897
Loan fees	393	439	464	702	789
Loan level derivative income, net	70	1,115	—	106	437
Gain on sales of loans and leases held-for-sale	24	406	415	130	—
Other	2,812	2,330	3,116	2,457	2,161
Total non-interest income	5,660	6,587	6,348	6,396	6,284
Non-interest expense:
Compensation and employee benefits	35,853	37,202	35,130	34,762	36,629
Occupancy	5,721	5,393	5,343	5,551	5,769
Equipment and data processing	7,012	6,780	6,831	6,732	7,031
Professional services	1,726	1,345	2,143	1,745	1,900
FDIC insurance	2,037	2,017	2,118	2,025	1,884
Advertising and marketing	868	1,303	859	1,504	1,574
Amortization of identified intangible assets	1,430	1,701	1,668	1,669	1,708
Merger and restructuring expense	971	3,378	—	823	—
Other	4,404	4,600	3,856	4,373	4,519
Total non-interest expense	60,022	63,719	57,948	59,184	61,014
Income before provision for income taxes	25,482	23,819	26,748	21,645	19,479
Provision for income taxes	6,382	6,283	6,606	5,273	4,814
Net income	$19,100	$17,536	$20,142	$16,372	$14,665
Earnings per common share:
Basic	$0.21	$0.20	$0.23	$0.18	$0.16
Diluted	$0.21	$0.20	$0.23	$0.18	$0.16
Weighted average common shares outstanding during the period:
Basic	89,103,510	89,098,443	89,033,463	88,904,692	88,894,577
Diluted	89,567,747	89,483,964	89,319,611	89,222,315	89,181,508
Dividends paid per common share	$0.135	$0.135	$0.135	$0.135	$0.135

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$10,842	$11,525	$11,595	$11,659	$18,394
Multi-family mortgage	6,576	6,596	1,751	—	—
Total commercial real estate loans	17,418	18,121	13,346	11,659	18,394

Commercial	7,415	14,676	15,734	16,636	3,096
Equipment financing	32,975	31,509	37,223	27,128	13,668
Total commercial loans and leases	40,390	46,185	52,957	43,764	16,764

Residential mortgage	3,962	3,999	3,862	4,495	4,563
Home equity	1,333	1,043	1,076	790	950
Other consumer	1	1	1	1	1
Total consumer loans	5,296	5,043	4,939	5,286	5,514

Total nonaccrual loans and leases	63,104	69,349	71,242	60,709	40,672

Other real estate owned	700	700	780	780	780
Other repossessed assets	217	403	799	1,194	1,037
Total nonperforming assets	$64,021	$70,452	$72,821	$62,683	$42,489

Loans and leases past due greater than 90 days and still accruing	$3,009	$811	$16,091	$4,994	$363

Nonperforming loans and leases as a percentage of total loans and leases	0.65%	0.71%	0.73%	0.62%	0.42%
Nonperforming assets as a percentage of total assets	0.56%	0.59%	0.62%	0.54%	0.37%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$125,083	$127,316	$121,750	$120,124	$117,522
Charge-offs	(9,073)	(8,414)	(4,183)	(8,823)	(5,390)
Recoveries	1,476	1,162	375	436	309
Net charge-offs	(7,597)	(7,252)	(3,808)	(8,387)	(5,081)
Provision for loan and lease losses excluding unfunded commitments *	6,659	5,019	9,374	10,013	7,683
Allowance for loan and lease losses at end of period	$124,145	$125,083	$127,316	$121,750	$120,124

Allowance for loan and lease losses as a percentage of total loans and leases	1.29%	1.28%	1.31%	1.25%	1.24%

NET CHARGE-OFFS:
Commercial real estate loans	$—	$—	$—	$3,819	$606
Commercial loans and leases **	7,647	7,257	3,797	4,571	8,179
Consumer loans	(50)	(5)	11	(3)	(4)
Total net charge-offs	$7,597	$7,252	$3,808	$8,387	$8,781

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.31%	0.30%	0.16%	0.35%	0.36%

*Provision for loan and lease losses does not include (credit) provision of $(0.7 million), $(0.9 million), $(4.5 million), $(4.4 million), and $(0.3 million) for credit losses on unfunded commitments during the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.
** The balance at March 31, 2024 includes a $3.7 million charge-off on a letter of credit which impacted the provision.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$888,913	$6,814	3.07%	$856,065	$6,463	3.02%	$893,228	$6,927	3.10%
Restricted equity securities (2)	69,784	1,204	6.90%	75,879	1,459	7.69%	76,335	1,493	7.82%
Short-term investments	202,953	2,451	4.83%	236,784	2,830	4.78%	130,768	1,824	5.58%
Total investments	1,161,650	10,469	3.60%	1,168,728	10,752	3.68%	1,100,331	10,244	3.72%
Loans and Leases:
Commercial real estate loans (3)	5,651,390	77,243	5.47%	5,752,591	81,195	5.52%	5,761,735	81,049	5.56%
Commercial loans (3)	1,237,078	19,698	6.37%	1,170,295	19,750	6.61%	1,026,467	17,507	6.75%
Equipment financing (3)	1,281,425	25,965	8.11%	1,310,143	26,295	8.03%	1,374,426	26,895	7.83%
Consumer loans (3)	1,548,973	20,861	5.41%	1,529,654	20,881	5.44%	1,482,819	19,978	5.40%
Total loans and leases	9,718,866	143,767	5.92%	9,762,683	148,121	6.07%	9,645,447	145,429	6.03%
Total interest-earning assets	10,880,516	154,236	5.67%	10,931,411	158,873	5.81%	10,745,778	155,673	5.79%
Non-interest-earning assets	662,814			649,161			671,407
Total assets	$11,543,330			$11,580,572			$11,417,185

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$628,346	1,005	0.65%	$630,408	1,056	0.67%	$671,914	1,261	0.75%
Savings accounts	1,743,688	10,173	2.37%	1,741,355	10,896	2.49%	1,694,220	11,352	2.69%
Money market accounts	2,187,581	13,587	2.52%	2,083,033	13,856	2.65%	2,076,303	15,954	3.09%
Certificates of deposit	1,886,386	19,593	4.21%	1,857,483	20,691	4.43%	1,624,118	16,672	4.13%
Brokered deposit accounts	767,275	9,120	4.82%	797,910	10,063	5.02%	896,784	11,645	5.22%
Total interest-bearing deposits	7,213,276	53,478	3.01%	7,110,189	56,562	3.16%	6,963,339	56,884	3.29%
Borrowings
Advances from the FHLB	1,007,508	11,847	4.70%	1,144,157	13,958	4.77%	1,164,534	14,633	4.97%
Subordinated debentures and notes	84,345	1,701	8.07%	84,311	1,944	9.22%	84,206	1,377	6.54%
Other borrowed funds	71,462	872	4.95%	65,947	695	4.20%	93,060	977	4.22%
Total borrowings	1,163,315	14,420	4.96%	1,294,415	16,597	5.02%	1,341,800	16,987	5.01%
Total interest-bearing liabilities	8,376,591	67,898	3.29%	8,404,604	73,159	3.46%	8,305,139	73,871	3.58%
Non-interest-bearing liabilities:
Demand checking accounts	1,680,527			1,693,138			1,631,472
Other non-interest-bearing liabilities	251,011			250,303			278,670
Total liabilities	10,308,129			10,348,045			10,215,281
Stockholders’ equity	1,235,201			1,232,527			1,201,904
Total liabilities and equity	$11,543,330			$11,580,572			$11,417,185
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		86,338	2.38%		85,714	2.35%		81,802	2.21%
Less adjustment of tax-exempt income		508			726			214
Net interest income		$85,830			$84,988			$81,588
Net interest margin (5)			3.22%			3.12%			3.06%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

				At and for the Three Months Ended March 31,
				2025	2024
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Reported Pretax Income				$25,482	$19,479
Add:
Merger and restructuring expense				971	—
Operating Pretax Income				$26,453	$19,479
Effective tax rate				24.3%	24.7%
Provision for income taxes				6,416	4,814
Operating earnings after tax				$20,037	$14,665

Operating earnings per common share:
Basic				$0.22	$0.16
Diluted				$0.22	$0.16

Weighted average common shares outstanding during the period:
Basic				89,103,510	88,894,577
Diluted				89,567,747	89,181,508

Return on average assets *				0.66%	0.51%
Add:
Merger and restructuring expense (after-tax) *				0.03%	—%
Operating return on average assets *				0.69%	0.51%

Return on average tangible assets *				0.68%	0.53%
Add:
Merger and restructuring expense (after-tax) *				0.03%	—%
Operating return on average tangible assets *				0.71%	0.53%

Return on average stockholders' equity *				6.19%	4.88%
Add:
Merger and restructuring expense (after-tax) *				0.24%	—%
Operating return on average stockholders' equity *				6.43%	4.88%

Return on average tangible stockholders' equity *				7.82%	6.26%
Add:
Merger and restructuring expense (after-tax) *				0.30%	—%
Operating return on average tangible stockholders' equity *				8.12%	6.26%

* Ratios at and for the three months ended are annualized.

	At and for the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Dollars in Thousands)

Net income, as reported	$19,100	$17,536	$20,142	$16,372	$14,665

Average total assets	$11,543,330	$11,580,572	$11,451,338	$11,453,394	$11,417,185
Less: Average goodwill and average identified intangible assets, net	257,941	259,496	261,188	262,859	264,536
Average tangible assets	$11,285,389	$11,321,076	$11,190,150	$11,190,535	$11,152,649

Return on average tangible assets (annualized)	0.68%	0.62%	0.72%	0.59%	0.53%

Average total stockholders’ equity	$1,235,201	$1,232,527	$1,216,037	$1,193,385	$1,201,904
Less: Average goodwill and average identified intangible assets, net	257,941	259,496	261,188	262,859	264,536
Average tangible stockholders’ equity	$977,260	$973,031	$954,849	$930,526	$937,368

Return on average tangible stockholders’ equity (annualized)	7.82%	7.21%	8.44%	7.04%	6.26%

Total stockholders’ equity	$1,240,182	$1,221,939	$1,230,362	$1,198,480	$1,194,231
Less:
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net	16,030	17,461	19,162	20,830	22,499
Tangible stockholders' equity	$982,930	$963,256	$969,978	$936,428	$930,510

Total assets	$11,519,869	$11,905,326	$11,676,721	$11,635,292	$11,542,731
Less:
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net	16,030	17,461	19,162	20,830	22,499
Tangible assets	$11,262,617	$11,646,643	$11,416,337	$11,373,240	$11,279,010

Tangible stockholders’ equity to tangible assets	8.73%	8.27%	8.50%	8.23%	8.25%

Tangible stockholders' equity	$982,930	$963,256	$969,978	$936,428	$930,510

Number of common shares issued	96,998,075	96,998,075	96,998,075	96,998,075	96,998,075
Less:
Treasury shares	7,037,610	7,019,384	7,015,843	7,373,009	7,354,399
Unvested restricted shares	855,860	880,248	883,789	713,443	749,099
Number of common shares outstanding	89,104,605	89,098,443	89,098,443	88,911,623	88,894,577

Tangible book value per common share	$11.03	$10.81	$10.89	$10.53	$10.47

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